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                                                                    Exhibit 11.1

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
          Three Months and Nine Months Ended December 31, 1998 and 1997

                                                          THREE MONTHS ENDED DEC. 31,       NINE MONTHS ENDED DEC. 31,
                                                        ------------------------------    -----------------------------
                                                                1998           1997               1998           1997
                                                           ------------    -------------      ------------   ------------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period              5,350,025        5,289,949         5,316,032      5,263,455
Weighted average number of common shares issued                 92,753            4,737            54,104         21,602
                                                          -------------   -------------      ------------   ------------
Weighted average number of common
     shares outstanding - end of period                      5,442,778        5,294,686         5,370,136      5,285,057
                                                          =============   =============      ============   ============

Net earnings (loss)                                       $    (60,000)   $    (132,000)     $    (19,000)  $    595,000
                                                          =============   =============      ============   ===========

Basic earnings (loss) per common share                    $      (0.01)   $       (0.02)     $      (0.00)  $       0.11
                                                          =============   =============      ============   ============


Diluted Earnings Per Share:

Actual shares outstanding - beginning of period              5,350,025        5,289,949         5,316,032      5,263,455
Weighted average number of common shares issued (1)            153,412          228,775           192,448        230,610
                                                          -------------   -------------      ------------   ------------
Weighted average number of common
     shares outstanding - end of period                      5,503,437        5,518,724         5,508,480      5,494,065
                                                          =============   =============      ============   ============

Net earnings (loss)                                       $    (60,000)   $    (132,000)     $    (19,000)  $    595,000
                                                          =============   =============      ============   ============

Diluted earnings (loss) per common share                  $      (0.01)   $       (0.02)     $      (0.00)  $       0.11
                                                          =============   =============      ============   ============




(1) Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares was based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings
     (loss) per share in periods when such common stock options and warrants are not antidilutive.